          Filed with the Securities and Exchange Commission on December 20, 2000
                                               Registration No. 333-____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Applied Signal Technology, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            California                                 77-0015491
--------------------------------------    --------------------------------------
    (State or other jurisdiction           (I.R.S. employer identification no.)
  of incorporation or organization)

                           400 West California Avenue
                           Sunnyvale, California 94087
              -----------------------------------------------------
               (Address of principal executive offices) (Zip code)

                         Applied Signal Technology, Inc.
                             2000 Stock Option Plan
                        ---------------------------------
                            (Full title of the Plan)

                                 Gary L. Yancey
                      President and Chief Executive Officer
                         Applied Signal Technology, Inc.
                           400 West California Avenue
                           Sunnyvale, California 94087
                    -----------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 749-1888

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


----------------------------------------------------------------------------------------------------------------------
                                                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                        Proposed               Proposed
         Title of                                        maximum                maximum
      Securities to            Amount to be           offering price           aggregate              Amount of
     be registered(1)          registered(2)           per share(3)         offering price(3)     registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
2000 Stock Option Plan
----------------------
Common Stock
Par Value $0.001                 500,000                 $5.125               $2,562,500               $676.50

---------------------------

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. For the 2000 Stock Option Plan the price is based upon the average of the high and low prices of the Common Stock on December 14, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

                Applied Signal Technology, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's fiscal year ended October 31, 1999 as filed with the Commission on January 28, 2000.

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

                (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-58168, effective March 26, 1993) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.         DESCRIPTION OF SECURITIES

                The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

                Inapplicable.

Item 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                The Company's Second Amended and Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED

                Inapplicable.

Item 8.         EXHIBITS

                See Exhibit Index.

Item 9.         UNDERTAKINGS

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 18, 2000.


                                              APPLIED SIGNAL TECHNOLOGY, INC.


                                              By: /s/ James E. Doyle
                                                 -------------------------------
                                                      James E. Doyle
                                                      Vice President and
                                                      Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Applied Signal Technology whose signatures appear below, hereby constitute and appoint Gary L. Yancey and James
E. Doyle, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 18, 2000.


           Signature                                           Title
-----------------------------------           --------------------------------------------



/s/ Gary L. Yancey                            Chairman of the Board, Chief Executive Officer, and President
----------------------------------------      (Principal Executive Officer)
Gary L. Yancey


/s/ James E. Doyle                            Vice President-Finance and Chief Financial Officer (Principal
----------------------------------------      Financial and Accounting Officer)
James E. Doyle


/s/ John P. Devine                            Director
----------------------------------------
John P. Devine


                                              Director
----------------------------------------
David D. Elliman


/s/ James F. Collins                          Director
----------------------------------------
James F. Collins


                                              Director
----------------------------------------
John R. Treichler


/s/ Stuart G. Whittelsey                      Director
----------------------------------------
Stuart G. Whittelsey, Jr.

                                  EXHIBIT INDEX


4.1 Second Amended and Restated Articles of Incorporation of the Company adopted February 22, 1993, is incorporated by reference to Exhibit
          3.1B to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 26, 1993 ( No.
          33-58168)

4.2 Amended and Restated Bylaws of the Company adopted February 22, 1993, is incorporated by reference to Exhibit 3.2B to the Company's
          Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 26, 1993 (No. 33-58168)

5         Opinion re legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of Ernst & Young LLP, Independent Auditors

24 Power of Attorney (included in signature pages to this registration statement)